SEAWAY FOOD TOWN, INC.

           1020 Ford Street - P. O. Box 892 - Maumee, Ohio  43537-0892


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                             _______________________



TO THE SHAREHOLDERS OF SEAWAY FOOD TOWN, INC.:

  Notice is hereby given that the ANNUAL MEETING of the shareholders of Seaway Food Town, Inc., an Ohio corporation, will be held at the Brandywine Country Club, Fireside Room, 6904 Salisbury Road, Maumee, Ohio, on Thursday, the 9th of January, 1997, at 2:00 p.m., Eastern Standard Time, for the purpose of considering and acting upon:

  (1) The election of three (3) Directors to serve as members of Class III during the ensuing three years and until their successors are elected and qualified.

  (2) A proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 30, 1997.

  (3) The transactions of such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business November 22, 1996 will be entitled to vote at the meeting or any adjournment thereof.

  Accompanying this notice is a copy of the Annual Report of the Company reflecting operations for the 1995-1996 fiscal year.

                                By the Order of the Board of Directors





                                GARY D. SIKKEMA
                                Secretary

Maumee, Ohio
December  13, 1996


SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT IN PERSON ON JANUARY 9, 1997 ARE REQUESTED TO SIGN, DATE AND RETURN THE ATTACHED PROXY AS PROMPTLY AS POSSIBLE.

                                 PROXY STATEMENT
                                       OF
                             SEAWAY FOOD TOWN, INC.
            1020 FORD STREET, P. O. BOX 892, MAUMEE, OHIO  43537-0892


                                                           December 13, 1996

  THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEAWAY FOOD TOWN, INC., for use at the Annual Meeting of Shareholders to be held January 9, 1997, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to security holders on or about December 13, 1996. Any shareholder giving a proxy may revoke it by giving written notice to the Secretary of the Company, or in open meeting, at any time before it is voted. The Company will bear the cost of the solicitation and will reimburse brokers or other persons holding Common Shares of the Company in their names, or in the name of their nominees, for reasonable expenses in forwarding the proxy and proxy statement to the beneficial owners of such shares.

                               VOTING SECURITIES

  At the close of business on November 22, 1996, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 2,195,209 shares of Common Stock, without par value (stated
value $2 per share).   The voting power of the shareholders of the Company is
vested exclusively in the holders of such Common Shares. The presence in person or by proxy of the holders of a majority of the outstanding shares will constitute a quorum at the Annual Meeting of Shareholders. Holders of Common Shares of record at the close of business on November 22, 1996 will be entitled to one vote per share on all business which is conducted at the meeting, except that shareholders have cumulative voting rights in the election of directors. Cumulative voting means that each shareholder is entitled to multiply the number of shares he is entitled to vote by the number of directors to be elected and to allocate the resulting aggregate votes among the nominees for election in such manner as desired. In order to exercise the right to vote cumulatively upon the election of directors, a shareholder must give notice in writing to the President, the Treasurer or the Secretary of the Company, which notice must be given on or before 2:00 P.M., January 7, 1997, and shall state the desire of the shareholder to exercise cumulative voting rights in the election of directors. Announce-ment thereof must be given at the meeting, as provided by Section 1701.55(C) of the Ohio Revised Code, and thereupon all shareholders shall have the right to vote cumulatively. The Chairman of the meeting or the Secretary will make an announcement at the meeting of any such notice that may be received.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

  The total number of Directors on the Board of Directors of the Company fixed under the Code of Regulations is twelve (12). However, the Board of Directors is operating with nine (9) members.

  The Board of Directors of the Company is divided into three (3) Classes, each consisting of three (3) Directors. The terms of office for the members of Class III of the Board of Directors will expire with this Annual Meeting and until their successors are elected and qualified. The terms of office of the nominees for Class III, if elected, will expire with the Annual Meeting held subsequent to the close of the fiscal year ending August 28, 1999, and until their successors are elected and qualified.

  With respect to the Class III nominees, Paul L. Pope has decided not to seek another term as a Company Director. W. Geoffrey Lyden III has been nominated to run for the position being vacated by Mr. Pope. In light of Mr. Pope's long and distinguished service with and for the Company and his particular expertise in the Company's business, he will remain with the Board as a Director Emeritus. The Director Emeritus designation means that Mr. Pope will serve the board in a advisory capacity only. He will not vote on any matters before the board and will not serve on any Board Committees.

  It is presently intended that the shares represented by management proxies will, unless a contrary intent is expressed, be voted for the election of the nominees listed below, each to serve as a member of Class III for a three-year term and to hold office until a successor is elected and qualified.

  All nominees have consented to being named in this Proxy Statement and to serve if elected. If any nominee subsequently declines or is unable to accept such nomination to serve as a Director, an event which the management does not now expect, the persons voting the shares represented by management proxies will vote for such substitute nominee as may be named by the Board of Directors.

  An affirmative vote of the holders of a majority of the shares represented at the Annual Meeting is required to elect a nominee unless cumulative voting rights are exercised. Proxies cannot be voted for a greater number of persons than the number of nominees named in Class III to be elected at the Annual Meeting. The holders of management proxies will have discretionary authority to cumulate votes.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

  The following table sets forth certain information as of November 22, 1996 with respect to those persons who are Directors and/or nominees for election as Directors:

                                                       YEAR      COMMON STOCK
NAME AND AGE                                  DIRECTOR TERM      BENEFICIALLY      PERCENT
 OF DIRECTOR          PRINCIPAL OCCUPATION     SINCE   EXPIRES   OWNED (1)(2)(3)  OF CLASS

CLASS III DIRECTORS (NOMINEES FOR ELECTION)
Wallace D. Iott        Chairman of the Board      1957   1997    436,879 (6)(8)    19.90%
         Age 81         of the Company

W. Geoffrey Lyden III  Chairman of the Board       NEW   1997          0               0%
         Age 44         and Chief Executive Officer,
                        The Lyden Company,
                        Toledo, Ohio

David J. Walrod        Executive Vice President,   1987  1997      30,510 (6)       1.39%
         Age 50         Operations of the Company

CLASS I DIRECTORS (CONTINUING IN OFFICE)

Thomas M. O'Donnell    Chairman of the Board,      1970  1998      3,600  (9)        *
         Age 59         McDonald & Company Invest-
                        ments, Inc., Investment
                        Bankers, Cleveland, Ohio


Richard K. Ransom      President,Ransom Consulting 1989  1998      2,000             *
         Age 77         Partnership; Former Chairman
                        of the Board and President of
                        Hickory Farms of Ohio, Inc.

Joel A. Levine         Of Counsel, Spengler        1995  1998           0            *
         Age 58         Nathanson,
                        Attorneys at Law (4)

CLASS II DIRECTORS (CONTINUING IN OFFICE)


Waldo E. Yeager        Chief Financial Officer,    1987  1999        5,962 (6)       *
         Age 60         Treasurer of the Company

Richard B. Iott        Chief Executive Officer     1987  1999      183,225 (6)(7)   8.35%
         Age 45         and President of the
                        Company

Eugene R. Wos          Owner, Cross Winds One-Stop 1996  1999            0           *
         Age 65         Travel, Inc., Maumee,  Ohio;
                        former Managing Partner
                        Ernst & Young LLP, Certified Public
                        Accountants, Toledo, Ohio. (5)

* Less than 1%

     The Board of Directors has appointed an Audit Committee whose members for the fiscal year ended August 31, 1996 were Eugene R. Wos, Thomas M. O'Donnell, Richard K. Ransom, and Joel A. Levine (14). The Committee's purpose is to recommend outside auditors and to review the scope of audit procedures, audit reports and other matters with respect to the Company's financial reporting. This Committee met two (2) times during the fiscal year.

     The Board of Directors appointed an Executive Compensation Committee whose members for the fiscal year ended August 31, 1996 were Wallace D. Iott, Richard
B. Iott, Thomas M. O'Donnell, Joel A. Levine and Eugene R. Wos (14). This Committee's purpose is to review compensation paid to the members of the Board of Directors and the corporate officers of the Company and recommend changes in their compensation. This Committee met one (1) time during the fiscal year.

     The Board of Directors appointed a Nominating Committee for the fiscal year ended August 31, 1996 whose members were Wallace D. Iott, Richard B. Iott, Thomas M. O'Donnell, Joel A. Levine, and Eugene R. Wos (14). This

Committee's purpose is to review the desirability of new members of the Board of Directors and to seek out and recommend candidates for positions on the Board of Directors. Shareholders who desire to have an individual considered by the Nominating Committee for the next vacant position on the Board of Directors should submit the recommendation in writing to the Secretary of the Company before the September 1 preceding the next Annual Meeting of the Shareholders and include biographical information and qualifications for service as a director. The Nominating Committee met one (1) time during the fiscal year.

     During the fiscal year ended August 31, 1996, the Board of Directors met a total of four (4) times. All Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees on which they served, except for Mr. Pope.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of November 22, 1996, the names and addresses of beneficial owners, amounts beneficially owned, and the percent-age of common shares owned beneficially by those persons (including any "group" as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to management to be the beneficial owner of more than 5% of the Company's Common Shares:

   NAME AND ADDRESS      AMOUNT BENEFICIALLY          PERCENT OF
 OF BENEFICIAL OWNER       OWNED (1)(2)(3)               CLASS
Wallace D. Iott         436,879 (6) (8)                 19.90%
3402 Chapel Drive
Toledo, Ohio  43615

Evergreen Asset         134,000 (11)                     6.10%
Management Group
2500 Westchester
Purchase, New York
10577

Key Trust Co. of Ohio   229,656  (12)                   10.46%
N.A., Trustee
P. O. Box 10099
Toledo, Ohio  43699-0099

Richard B. Iott         183,225 (6)(7)                   8.35%
5245 Keener Road
Monclova, Ohio  43542

Constance J. Braciak    153,793  (13)                    7.01%
6744 Sweet Bush
Sylvania, Ohio  43560

Paul L. Pope            124,122  (10)                    5.65%
4532 Sanderling Lane
Quail Ridge No. 73
Boynton Beach, Florida 33436

All executive officers  786,298  (6)                   35.82%
and directors
as a group (9 persons)


INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     The Company leases supermarkets in Temperance, Michigan and Sylvania, Ohio and a Floral Operations Center in Toledo, Ohio, from MS Associates, a limited partnership controlled by members of the Wallace D. Iott family.
The primary term for the Temperance supermarket lease expires in the year 2002; $138,901 in rent was paid during the fiscal year for the Temperance location. The primary term for the Sylvania supermarket lease expires in the year 2004; $306,821 in rent was paid during the fiscal year for the Sylvania location. The primary term for the Toledo Floral Operations Center lease expires in the year 1997; $17,500 in rent was paid during the fiscal year for the Floral Operation Center.

     The Company believes that the terms of the foregoing leases and other transactions are at least as favorable as those that could have been obtained from non-affiliated parties for comparable properties or goods.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows certain compensation information for the Chairman of the Board and the three other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended August 27, 1994, August 26, 1995, and August 31, 1996. This information includes the dollar value of base salaries and certain other compensation. The Company does not award bonuses or Stock Appreciation Rights ("SARs"). In addition, the Company's stock option plan expired in 1993, and there are no unexercised options outstanding.

                                         SUMMARY COMPENSATION TABLE


                                                              LONG-TERM COMPENSATION
                               ANNUAL COMPENSATION              AWARDS      PAYOUTS
                                                                                     All
                                              Other Ann. Restricted                 Other
                                               Compen-   Stock     Options/ LTIP   Compensa-
  Name and Principal                    Bonus   sation  Award(s)   SARs    Payouts  tion ($)
       Position        Year Salary ($)   ($)   ($) (A)    ($)      (#)       ($)    (B)(C)
Wallace D. Iott,
 Chairman of the      1996  310,000       0      --        0        0       0     60,150
  Board               1995  310,000       0      --        0        0       0     60,150
                      1994  310,000       0      --        0        0       0     63,716


Richard B. Iott,
 Chief Executive      1996  191,062       0      --        0        0       0     12,639
  Officer and         1995  185,471       0      --        0        0       0     12,187
  President           1994  180,500       0      --        0        0       0     13,512



David J. Walrod,
 Executive Vice-      1996  181,290       0      --        0        0       0     14,144
  President--         1995  176,000       0      --        0        0       0     12,870
  Operations          1994  171,300       0      --        0        0       0     13,913



Waldo E. Yeager,
 Chief Financial      1996  166,429       0      --        0        0      0     19,154
  Officer &           1995  161,529       0      --        0        0      0     19,466
  Treasurer           1994  157,100       0      --        0        0      0     20,460

 (A) Perquisites and other benefits for each executive officer amount to less than 10% of salary and bonus.

 (B) Includes amounts paid by the Company on behalf of the executive for some or all of the following: Matching 401(k) Contributions ("401(k)"), ESOP Contributions ("ESOP"); insurance premiums on life insurance for the executive paid by the Company and fully included on the executive's W-2 ("Premiums"); insurance premiums paid by the Company pursuant to a "split-dollar" arrangement with the executive ("Insurance").

                               1996      1995      1994
      Wallace D. Iott:
      401(k)                    $4,500    $4,500   $ 4,620
      ESOP                      $3,750    $3,750   $ 7,196
      Premiums                 $51,900   $51,900   $51,900

      Richard B. Iott:
      401(k)                    $4,389    $4,937   $ 4,289
      ESOP                      $3,750    $3,750   $ 5,723
      Insurance                 $4,500    $3,500   $ 3,500

      David J. Walrod
      401(k)                    $4,394    $4,920   $ 4,299
      ESOP                      $3,750    $3,750   $ 5,414
      Insurance                 $6,000    $4,200   $ 4,200

      Waldo E. Yeager
      401(k)                    $4,404    $4,716   $ 4,497
      ESOP                      $3,750    $3,750   $ 4,963
      Insurance                $11,000   $11,000   $11,000

(C) Under the terms of a split-dollar insurance arrangement between the Company and the executive, upon surrender of the policy, the executive is entitled to the cash surrender value in excess of premiums paid by the Company. Currently, premiums paid by the Company exceed the cash surrender value.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The Company does not currently sponsor any program through which options or SARs are granted.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The Company has not awarded and does not award SARs and has no unexercised options outstanding.

LONG-TERM INCENTIVE PLANS/AWARDS IN LAST FISCAL YEAR

     The Company does not maintain any long-term incentive plans. No long-term incentive awards were made in the last fiscal year.

COMPENSATION COMMITTEE REPORT

     The Company's compensation program is designed to motivate, reward and retain the management talent needed to achieve the Company's business objectives and maintain its competitive position in an industry characterized by complexity, competitiveness and change.

     The compensation of the Company's top executives is reviewed and approved annually by the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors as to the salaries of the CEO and the President, sets the salaries of other elected officers, and reviews salaries of other senior executives. There are now no incentive programs in place for Company executives.

BASE SALARY

     The goal of the compensation program is to reward each employee based on his or her performance and level of responsibility. Assessments of both individual and corporate performance influence executives' compensation levels. It is important to encourage a performance-based environment that motivates individual performance by recognizing the past year's results while simultaneously providing incentives for further improvement in the future. This includes the ability to implement the Company's business plan as well as reacting to unanticipated external factors that can have a significant impact on the Company's performance. At the same time, however, executive compensation must be competitive within the supermarket industry. Inflation and other general economic factors, competitive positioning within the industry is the primary consideration in establishing the budget for salary expenditures.

     With respect to the determination of compensation for Wallace D. Iott, the Company's Chairman of the Board, the following factors in addition to those described previously were considered: Comparable Executive Compensation within the Supermarket Industry, Mr. Iott's 38-year tenure with the Company, his present and cumulative contributions to the Company, both personal and in his capacity as an officer of the Company, the sales and gross profit margin of the Company and its various subsidiaries and affiliates, and other intangible criteria. Based on these factors, the Compensation Committee approved an increase for Mr. Iott in 1995, however, Mr. Iott declined to accept this increase. His 1996 base salary of $310,000.00 is shown under the caption "Salary" in the Summary Compensation Table.

SUMMARY

     The Compensation Committee has the responsibility for ensuring that the Company's compensation program continues to be in the best interest of its shareholders while adequately compensating its executives.

     The Compensation Committee believes that the compensation program is not only appropriate but competitive within the supermarket industry.
The Compensation Committee is also reviewing new and innovative forms of compensation and incentive programs that may further enhance the retention and productivity of its management and, therefore, growth and profitability.

SHARE INVESTMENT PERFORMANCE

     The following graph compares the yearly percentage change in the cumulative total shareholder return, including reinvested dividends, of Seaway Food Town, Inc. Common Stock, with two other indexes.

                         SEE GRAPH DESCRIPTION BELOW



                              CUMULATIVE TOTAL RETURN

                           8/91      8/92     8/93     8/94    8/95      8/96
Seaway Food Town, Inc.      100        93       88       78      132       157
Peer Group                  100        81       82       76       72        87
NASDAQ Stock Market         100       108      143      149      201       226

The peer group companies are:  Buttrey Food & Drug Stores (went public in
1991), Delchamps, Inc., Eagle Food Centers, Inc., Foodarama Supermarkets, Inc., Ingles Markets, Inc., Marsh Supermarkets, Inc. and Village Supermarket, Inc. These are moderately capitalized companies engaged in the same line of business as the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Two members of the Compensation Committee, are Executive Officers of the Company. Wallace D. Iott is the Chairman of the Board, and Richard B. Iott is Chief Executive Officer and President of the Company.

COMPENSATION OF DIRECTORS

  Members of the Board of Directors who have not previously served and who are not currently serving as employees of the Company are paid an annual fee of $4,000 for service as a Director of the Company. Non-employee Directors are paid $1,500 for each Board meeting attended and $600 for each day Committee meetings are attended on a day other than a day the entire Board of Directors meets. No fees for services as a Director or Secretary of the Company were paid to Mr. Sikkema. Legal fees are paid to Spengler Nathanson as compensation for his services in connection with Board and Committee activities. Paul Pope receives supplemental pension payments of $15,000 per year for life, attributable solely to service rendered during his employment with the Company. These payments were originally scheduled to expire in 1990. By agreement dated October 12, 1989, these payments were extended through the year 2000, but terminating at the death of both Mr. Pope and his wife, if earlier.

EXECUTIVE OFFICERS

     David J. Walrod has served as an executive officer of the Company since 1979. Waldo E. Yeager has served as an executive officer of the Company
since 1974.   Richard B. Iott was elected to executive officer status in 1984
and was elected to Chief Executive Officer in January, 1996.   He has been
employed by the Company since 1971 in a variety of capacities. Prior to his election to the office of President he was employed primarily in the marketing and merchandising areas. Richard B. Iott is the son of Wallace
D. Iott, Chairman of the Board. Gary D. Sikkema is the Company Secretary and is a partner of the law firm of Spengler Nathanson. Mr. Sikkema has been a partner of Spengler Nathanson for the most recent five (5) year period. The term of office for all executive officers is one (1) year.

FOOTNOTES:
    (1) Based in part on information furnished by the nominees and directors or their agents, and in part on Company records.
    (2) The inclusion of shares owned by the spouse or any of the minor children of any of the nominees or directors as being beneficially owned shall not be construed as an admission of beneficial ownership by such director or nominee.
    (3) No shares reported hereunder are owned of record but not owned beneficially.
    (4) Spengler Nathanson has served as general counsel to the Company since incorporation in 1957 and will remain as such in the current fiscal year. Fees paid to said firm by the Company for legal services amounted to $318,650 during the Company's fiscal year ended August 31, 1996.
    (5) Mr. Wos is also a member of the Board of Directors of General Alum & Chemical Corporation.
    (6) Includes the number of shares allocated as of the record date under the Seaway Food Town, Inc. Employee Stock Ownership Plan.
    (7) Includes 33,706 shares owned by Richard B. Iott as custodian for his minor children and 10,675 shares owned by his wife.
    (8) Includes 199,200 shares owned by Wallace D. Iott's wife.
    (9) Includes 400 shares owned by Mr. O'Donnell's wife.
   (10) Includes 31,786 shares owned independently by Mr. Pope's wife.
   (11) Based on information in Schedule 13G filed with the Securities and Exchange Commission on or about June 25, 1987, and any amendments thereto and information provided by the beneficial owner.
   (12) Held as Trustee for Seaway Food Town, Inc. Employee Stock Ownership
        Plan.
   (13) Includes 10,185 shares owned by Constance J. Braciak as custodian for her minor child, and 1,000 shares owned by Mrs. Braciak's husband.
   (14) Mr. Wos replaced Mr. Kirk on the Audit, Executive Compensation, and Nominating Committees effective January 4, 1996. Mr. Richard B. Iott was appointed to the Executive Compensation Committee effective January 4, 1996. Mr. Levine replaced Mr. Pope on the Nominating Committee effective January 4, 1996.

                   RATIFICATION OF SELECTION OF AUDITORS
                                (PROPOSAL 2)

     At the Annual Meeting, shareholders will consider and act upon the approval of auditors for the Company's fiscal year ending August 30, 1997. The Board of Directors, upon recommendation of its Audit Committee and subject to such approval, has selected the independent certified public accounting firm of Ernst & Young LLP as such auditors. Ernst & Young LLP have been auditors for the Company for many years. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Board of Directors of the Corporation recommends a vote for approval of the selection of Ernst & Young LLP. Unless otherwise specified, shares represented by proxies will be voted for approval of Ernst & Young LLP as auditors. Although the submission of this matter for approval by share-holders is not required legally, the Board of Directors believes that such submission follows sound corporate practice and is in the best interests of shareholders. If approval of Ernst & Young LLP by an affirmative vote by the holders of a majority of the shares presented is not received, the selection of a firm as auditors for the Corporation will be considered by the Audit Committee and the Board of Directors.

                          SHAREHOLDER PROPOSALS

     Shareholders may submit proposals for consideration at a meeting of the shareholders if the shareholder desiring to do so complies with the proxy solicitation rules of the Securities and Exchange Commission. In order for such proposal to be included in the proxy statement for the Annual Meeting in 1998, the proposal must be received by the Secretary no later than September 1, 1997.

                                OTHER MATTERS

     At the date of this proxy statement the Management knows of no other business to be presented at the meeting. However, if any other business should come before the meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment .


                                    By Order of the Board of Directors
                                    Gary D. Sikkema, Secretary
                                    SEAWAY FOOD TOWN, INC.

December 13, 1996
Maumee, Ohio